UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, John Russell was elected to the Board of Directors of Kewaunee Scientific Corporation (the “Company”) by a vote of the members of the Board of Directors. Mr. Russell will serve as a Class I director with a term expiring in 2011. At that same meeting, directors Wiley N. Caldwell and Silas Keehn, both Class I directors with terms expiring at the Company’s annual meeting in August 2011, notified the Board of their intention not to seek re-election. A copy of the Company’s press release issued on June 1, 2011, announcing the election of Mr. Russell, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2011, the Company amended Section 5.02 of the Bylaws of the Company to increase the number of directors of the Company’s Board of Directors from nine (9) to ten (10). A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3 hereto and incorporated herein by reference. The Company expects to amend its Bylaws to reduce the number of directors from ten (10) to eight (8) following the expiration of the terms of Mr. Caldwell and Mr. Keehn at the annual meeting in August 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3	Bylaws of the Company, as amended May 31, 2011.

99.1	Press Release of Kewaunee Scientific Corporation dated June 1, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2011

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer

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